As filed with the Securities and Exchange Commission on September 17, 2014.
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                                                   1933 Act File No. 333-125751
                                                    1940 Act File No. 811-21774


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PRESS RELEASE SOURCE:     First Trust Value Line(R) Equity Allocation Index Fund

FIRST TRUST VALUE LINE(R) EQUITY ALLOCATION INDEX FUND ANNOUNCES BOARD APPROVAL OF PROPOSED CHANGES TO INVESTMENT OBJECTIVE

Wheaton, IL - (BUSINESS WIRE) - September 17, 2014 - First Trust Value Line(R) Equity Allocation Index Fund (NYSE Arca: FVI) (the "Fund"), an exchange-traded index fund and series of First Trust Exchange-Traded Fund (the "Trust"), announced today that the Board of Trustees ("Board") of the Trust has approved changes to the Fund's investment objective. Subject to shareholder approval, the Fund's new investment objective will be to seek investment results that correspond generally to the price and yield (before the Fund's fees and expenses) of an equity index called the NASDAQ AlphaDEX(R) Total US Market Index ("New Index") ("New Investment Objective"). The New Index is a newly-created index that is developed, maintained and sponsored by The NASDAQ OMX Group, Inc. ("NASDAQ"). By constructing three sub-portfolios based on market capitalization, the New Index is designed to objectively identify and select stocks across market capitalizations that exhibit growth and value factors and appear to have the greatest potential for capital appreciation. The New Index is a modified equal-dollar weighted index comprised of U.S. exchange-listed securities of companies with capital appreciation potential. The Fund's current investment objective is to seek investment results that correspond generally to the price and yield (before fees and expenses) of the Value Line(R) Equity Allocation Index ("Value Line Index"). The Fund will continue to seek investment results that correspond generally to the Value Line Index until shareholders approve the New Investment Objective.

Also subject to shareholder approval, the Board has approved the reclassification of the Fund's investment objective from "fundamental" to "non-fundamental." The Fund's investment objective is currently "fundamental," meaning that changes to the investment objective can only be implemented upon shareholder approval. Changes to a non-fundamental investment objective can be implemented upon 60 days' advance written notice to shareholders.

Shareholders of the Fund will be asked to vote on proposals to approve the New Investment Objective and the reclassification of the Fund's investment objective at a special meeting of shareholders expected to be held later this year. Any solicitation of proxies made in connection with this shareholder meeting will only be made pursuant to proxy materials filed with the U.S. Securities and Exchange Commission ("SEC") under applicable federal securities laws. There can be no assurance that the necessary percentage of the shareholders of the Fund will vote to approve the proposals.

It is also anticipated that upon shareholder approval of the New Investment Objective, the Fund will change its name to First Trust Total US Market AlphaDEX(R) ETF, the Fund will no longer list and trade its shares on the NYSE Arca under the ticker symbol "FVI" and the Fund will instead list and trade its shares on The NASDAQ Stock Market LLC under the ticker symbol "TUSA". The Board has approved these changes that will be described more fully in the proxy statement. These changes do not require shareholder approval.

The New Index has been licensed for use by the Fund. AlphaDEX(R) is a trademark owned by First Trust Portfolios L.P. and has been licensed to NASDAQ for use in the name of the New Index. The Fund is not sponsored, endorsed, sold or promoted by NASDAQ and NASDAQ makes no representation or warranty regarding the advisability of investing in the Fund or as to the result to be obtained by any person from use of the New Index in connection with the trading of the Fund.

In connection with the solicitation of proxies to approve the proposals described above, the Fund will file a proxy statement. Because the proxy statement will contain important information, the Fund's shareholders are urged to read the proxy statement and accompanying materials carefully when they receive them. The Fund's shareholders will also be able to obtain copies of these documents, when available, by calling First Trust Advisors L.P., the Fund's investment advisor, toll-free at 800-621-1675. When filed with the SEC,


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the proxy statement will be available free of charge at the SEC's website,
www.sec.gov. The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of the Fund, nor is it a solicitation of any proxy.

First Trust Advisors L.P. has served as the Fund's investment advisor since the Fund's inception. First Trust, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $101 billion as of August 31, 2014, through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

You should consider the Fund's investment objective, risks, charges and expenses carefully before investing. You can download a prospectus or contact First Trust Advisors L.P. to request a prospectus, which contains other information about the Fund. Read it carefully before you invest. The risks of investing in the Fund are spelled out in its prospectus, shareholder reports and other regulatory filings.

This press release does not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Contact:

Press Inquiries: Ryan Issakainen 630-765-8689
Analyst Inquiries: Stan Ueland 630-517-7633

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Source: First Trust Value Line(R) Equity Allocation Index Fund